united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

ATLANTIC COASTAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40158	85-4178663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Woodbury Mews, Dun Laoghaire Dublin, Ireland, A96 ED72	A96 ED72
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 353 (0) 8706 50447

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2024, Atlantic Coastal Acquisition Corp., a Delaware corporation and a special purpose acquisition company (the “Company”) received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the reasons discussed below trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on February 23, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On August 17, 2023, and November 20, 2023, Staff notified the Company that it did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-Q for the period ended June 30, 2023, and its Form 10-Q for the period ended September 30, 2023 (the “Delinquent Reports”). Based on its review and the materials submitted by the Company on October 31, 2023, the Staff granted the Company an exception until February 13, 2024, to regain compliance with the Rule. However, the Staff has determined that the Company did not meet the terms of the exception by not filing the Delinquent Report by the February 13, 2024 deadline.

The Staff has also determined that since the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, it no longer complies with Nasdaq’s Listing Rules (the “Rules”) for continued listing. This matter serves as an additional and separate basis for delisting.

Although the Company may request a hearing regarding the Staff Determination before a Nasdaq Hearings Panel and seek a further stay of the delisting action pending the hearing process and an additional extension period in accordance with the procedures set forth in the Staff Determination, it does not intend to do so.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2024, Dr. Chandra Panchal and Tseren Purev resigned as directors of the Company, which resignations were effective immediately. To the knowledge of the Company’s executive officers, the resignations were not the result of any disagreement on matter relating to the registrant’s operations, policies or practices. Dr. Panchal and Mr. Purev were members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

On February 14, 2024, Anthony (Tony) Porcheron resigned as Chief Executive Officer of the Company and Khash—Erdene Gantumur resigned as Chief Financial Officer of the Company. Mr. Gantamur’s resignation was effective immediately. Mr. Porcheron’s resignation is effective February 15, 2024.

Item 7.01 Regulation FD Disclosure.

On February 14, 2024, the Company issued a press release related to the information described in Item 3.01 above. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information set forth in this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release, dated February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2024

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Anthony (Tony) Porcheron
Anthony (Tony) Porcheron
Chief Executive Officer